UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2006

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-03389	11-6040273
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

11 Madison Avenue, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Non-Employee Director Compensation

On July 13, 2006, pursuant to a benchmarking review of director compensation of comparable companies, the Board of Directors (the “Board”) of Weight Watchers International, Inc. (the “Company”) adopted a resolution regarding non-employee director compensation. This resolution regarding non-employee director compensation is effective beginning fiscal year 2006.

Under the resolution, all non-employee directors will receive:  (1) annual consideration of $75,000, 50% of which shall be paid quarterly in cash, and the remaining 50% of the annual consideration shall be paid quarterly in restricted shares of the Company’s common stock, no par value (the “Common Stock”), and (2) annual equity consideration of 1,000 restricted shares of the Common Stock, payable on December 15th of such year.  In addition, the members of the Audit Committee will each receive annual consideration of $10,000, and the Chair of the Audit Committee will receive an additional $10,000, each of which shall be paid quarterly in cash; and the members of all other committees of the Board (including the Compensation and Benefits Committee) will each receive annual consideration of $4,000, which shall be paid quarterly in cash.  The value of any equity portion of the non-employee director annual consideration will be determined by averaging the closing price of the Common Stock on the New York Stock Exchange for the last five trading days of each fiscal quarter of the Company.  All equity consideration paid under the resolution shall be restricted so that such shares can not be sold or transferred until the director is no longer serving on the Board.

For fiscal year 2006 only, the final two quarterly annual consideration payments to each non-employee director shall be increased on a pro rata basis by an amount necessary to compensate the director for the shortfall in the first two quarterly payments, if any, for fiscal year 2006, as applicable to the director.  Any director who was entitled to receive stock options to purchase 2,000 shares of the Common Stock pursuant to a prior existing director compensation resolution will remain entitled to receive such stock options for fiscal year 2006 only (in addition to the other consideration set forth above).

This summary is qualified by the entirety of the Summary of Non-Employee Director Compensation that is filed as Exhibit 10 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

10	Summary of Non-Employee Director Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: July 17, 2006	By:	/s/ Jeffrey A. Fiarman
		Name:	Jeffrey A. Fiarman
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

10	Summary of Non-Employee Director Compensation